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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               CROSS COUNTRY, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                            13-4066229
-------------------------                             -----------------------
(State of Incorporation                                  (I.R.S. Employer
or Organization)                                        Identification No.)

       6551 PARK OF COMMERCE BLVD., N.W., SUITE 200, BOCA RATON, FL 33487
       ------------------------------------------------------------------
                    (Address of principal executive offices)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), check the following box. / /        A.(d), check the following box. /X/


Securities Act registration statement file number to which this form relates:
333-64914

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
-------------------                             ------------------------------
NONE

Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $0.0001 PER SHARE
                   -------------------------------------------
                                (Title of Class)


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Item 1. Description of Registrant's Securities to be Registered.

         This registration statement relates to the common stock, par value $0.0001 per share, of Cross Country, Inc. Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1, as amended (the "S-1 Registration Statement"), initially filed by Cross Country, Inc. with the Securities and Exchange Commission on July 11, 2001 (Registration No. 333-64914).

Item 2. Exhibits.

         1. Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's S-1 Registration Statement).

         2. Amended and Restated By-laws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's S-1 Registration Statement).

         3. Form of specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's S-1 Registration Statement).

         4. Amended and Restated Stockholders Agreement, dated as of August 23, 2001, among the Registrant, the CEP Investors and the MS Investors (incorporated herein by reference to Exhibit 4.2 to the Registrant's S-1 Registration Statement).

         5. Registration Rights Agreement, dated as of October 29, 1999, among the Registrant, and the CEP investors and the MS Investors (incorporated herein by reference to Exhibit 4.3 to the Registrant's S-1 Registration Statement).

         6. Amendment to Registration Rights Agreement, dated as of August 23, 2001, among the Registrant, and the CEP Investors and the MS Investors (incorporated herein by reference to Exhibit 4.4 to the Registrant's S-1 Registration Statement).

         7. Stockholders Agreement, dated as of August 23, 2001, among the Registrant, Joseph Boshart, Emil Hensel and the Financial Investors (incorporated herein by reference to Exhibit 4.5 to the Registrant's S-1 Registration Statement).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CROSS COUNTRY, INC.

Date: September 18, 2001
                                          By: /s/ Joseph A. Boshart
                                             -----------------------------------
                                          Name:  Joseph A. Boshart
                                          Title: President and Chief Executive
                                                 Officer


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